Exhibit 99.h(47)

March 10, 2017

Each of the Borrowers listed

on Appendix I hereto

One Madison Avenue

New York, NY 10010

Attention:  Laurie A. Pecha

RE:  Twelfth Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached to the Loan Agreement referred to below (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on such Appendix I thereto (each such fund series, a “Fund”), a $250,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $250,000,000.00 dated March 11, 2016 (as amended, the “Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof and to further amend the Loan Documents as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of their respective Funds, and the Bank agree as follows:

I.                                        Amendments to Loan Documents

1.                                      Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Committed Line shall expire on March 9, 2018 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

2.                                      Section I(5)(b) of the Loan Agreement is amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts” in the first sentence of such Section and substituting in place thereof the words: “Channel Center — CCB0900, One Iron Street, Boston Massachusetts 02110”.

3.                                      Section II(5) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(a) if to the Bank, to Paul Koobatian, Vice President or Mutual Fund Lending Department Head at (i) if via USPS: M/S CCB0900, One Iron Street, State Street Bank and Trust Company, PO Box 5501, Boston, MA 02206-5501, (ii) if via overnight courier service: M/S CCB0900, State Street Bank and Trust Company, One Iron Street, Boston, MA 02210, or (iii) if via facsimile: at (617) 988-6677.”

4.                                      Section II(5) of the Loan Agreement is hereby further amended by replacing the name “Rocco DelGuercio” appearing therein with the following name “Laurie A. Pecha.”

5.                                      Each of (a) Exhibit A to the Loan Agreement and (b) the Note is hereby amended by deleting the words “100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116” in the first paragraph thereof and substituting in place thereof the words: “Channel Center — CCB0900, One Iron Street, Boston Massachusetts 02110”.

6.                                      The Borrowers had previously informed the Bank that Credit Suisse Volaris US Strategies Fund and Credit Suisse Global Sustainable Dividend Equity Fund, each a series of Credit Suisse Opportunity Funds, were terminated as “Funds” under the Loan Documents effective June 27, 2016 and December 19, 2016, respectively, and were each accordingly terminated as a “Fund” for all purposes under the Loan Documents.

7.                                      The Appendix I to each of the Loan Agreement and Note is hereby deleted in its entirety and the Appendix I attached hereto is substituted in each instance thereof.

II.                                   Upfront Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank on the date of this letter agreement a non-refundable fee equal to 0.05% of the Committed Line Amount, which fee shall be fully earned by the Bank upon the date of this letter agreement.

III.                                Miscellaneous

1.                                      Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.                                      Each of the Borrowers, for itself and on behalf of each of its respective Funds, represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c)

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the execution, delivery and performance of this letter amendment, the New Note and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.                                      Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts.

4.                                      This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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Twelfth Amendment Signature Page

If the foregoing is acceptable to you, please have an authorized officer of the Borrowers execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

		By:	/s/Paul J. Koobatian
Paul J. Koobatian, Vice President
Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Laurie Pecha
Name:	Laurie Pecha
Title:	Chief Financial Officer

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Laurie Pecha
Name:	Laurie Pecha
Title:	Chief Financial Officer

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Laurie Pecha
Name:	Laurie Pecha
Title:	Chief Financial Officer

CREDIT SUISSE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Laurie Pecha
Name:	Laurie Pecha
Title:	Chief Financial Officer

APPENDIX I

List of Borrowers and Funds

	Custodian	Specified Percentage

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB(1)	10%

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of:
Credit Suisse Commodity ACCESS Strategy Fund	SSB	20%
Credit Suisse Commodity Return Strategy Fund	SSB	20%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse Emerging Markets Equity Fund	SSB	20%
Credit Suisse Floating Rate High Income Fund	SSB	20%
Credit Suisse Managed Futures Strategy Fund	SSB	20%
Credit Suisse Multialternative Strategy Fund	SSB	25%
Credit Suisse Strategic Income Fund	SSB	20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB	20%

(1)  State Street Bank and Trust Company as custodian